UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

On April 19, 2013, BlackRock, Inc. filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with its 2013 Annual Meeting of Stockholders. This amendment is being filed solely to amend and supplement certain information presented in the table included in the section entitled “Ownership of BlackRock Common and Preferred Stock” on pages 20-21 of the Proxy Statement and the Proxy Statement shall be deemed to be amended to reflect the below information. No other changes to the Proxy Statement have been made hereby.

OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK

Common Stock

The following table sets forth certain information with respect to the beneficial ownership of BlackRock’s voting securities as of March 31, 2013 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2013, through the exercise of any option, warrant or right.

As of March 31, 2013, there were 168,967,457 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding
The PNC Financial Services Group, Inc. and affiliates (2) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	35,166,064	20.8%
Norges Bank (The Central Bank of Norway) (3) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	15,518,563	9.2%
Wellington Management Company, LLP (4) 280 Congress Street Boston, MA 02210	10,144,885	6.0%
Abdlatif Yousef Al-Hamad	2,432	*
Mathis Cabiallavetta (5)	3,190	*
Dennis D. Dammerman	2,207	*
William S. Demchak	—	*
Jessica P. Einhorn	89	*
Robert W. Fairbairn	19,851	*
Laurence D. Fink (5)(6)	1,681,751	1.0%
Fabrizio Freda	226	*
Murry S. Gerber	36,338	*
James Grosfeld (7)	524,822	*
Charles S. Hallac (5)(6)	729,404	*
Robert S. Kapito (5)(6)(8)	909,922	*
David H. Komansky	6,768	*
Sir Deryck Maughan	6,307	*
Thomas K. Montag	—	*
Thomas H. O’Brien (5)	15,108	*

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding
Ann Marie Petach	17,976	*
James E. Rohr	3,524	*
Ivan G. Seidenberg	7,735	*
Marco Antonio Slim Domit	496	*
John S. Varley	558	*
Susan L. Wagner (6)	626,630	*
All directors and executive officers as a group (30 persons) (5)(6)	4,804,759	2.8%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.
(1)	Does not include unvested restricted stock, unvested/unsettled restricted stock units and unvested stock options.
(2)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 8, 2013.
(3)	Based on the Schedule 13G of Norges Bank (The Central Bank of Norway) filed on February 7, 2013.
(4)	Based on the Schedule 13G of Wellington Management Company, LLP filed on February 14, 2013.
(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust.
(6)	Includes shares of BlackRock common stock subject to employee stock options and either exercisable as of March 31, 2013 or exercisable within 60 days of that date. The shares subject to such options are as follows: for Messrs. Fink (364,313 shares), Kapito (210,109 shares), Hallac (126,087 shares) and Ms. Wagner (126,087 shares) and for all directors and executive officers as a group (854,603 shares). Non-management directors do not own any options.
(7)	Excludes 175,000 shares of BlackRock common stock held by three entities in which Mr. Grosfeld’s children hold a majority of the economic interest. Mr. Grosfeld has disclaimed beneficial ownership of these shares.
(8)	Excludes 240,855 shares held in trust for the benefit of Mr. Kapito, over which Mr. Kapito does not have voting or dispositive power.

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